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                                                                   Exhibit 23(b)



               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As oil and gas consultants, we hereby consent to the use of our name and our report dated November 5, 2004 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 333-84594 and 333-70702 on Form S-3, and 2-82760, 33-6369, 033-63193, 333-62070,
333-113204 and 333-116192 on Form S-8.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                           By: /s/ Danny D. Simmons
                                               ---------------------------------

                                           Danny D. Simmons

                                           Executive Vice President


Houston, Texas
December 14, 2004